                                     EXHIBIT 10.5

                                     AMENDMENT TO
                       EXECUTIVE SALARY CONTINUATION AGREEMENT


This Amendment, made and entered into this 5/16 day of 1989, amends the Executive Salary Continuation Agreement dated August 20, 1985, by and between Signal Bank, Inc., a corporation organized under the laws of the State of Minnesota (hereinafter called the Corporation), and John C. Dorsey (hereinafter called the Executive).

WHEREAS, the Executive remains in the employ of the Corporation, and both the Corporation and the Executive desire to amend the Salary Continuation Agreement dated August 20, 1985 (hereinafter Agreement);

NOW THEREFORE, in consideration of the services to be performed in the future as well as the mutual promises and covenants contained in the Agreement, the provisions of the Agreement are hereby modified as follows:

Article 2., paragraph 2.2 is deleted in its entirety and replaced by the following paragraph:

Payment - The Corporation agrees that upon such retirement it will pay to the Executive the annual sum of Forty thousand Dollars ($40,000), payable monthly on the first day of each month following such retirement until he attains the age of seventy-eight (78); subject to the conditions and limitations hereinafter set forth. It is the intent of the Corporation to adjust the above stated income amount from time to time, to reflect 50% of the Executive's then current salary. However, the Bank is not obligated hereunder to make any such adjustment.

All other terms and conditions of the Agreement remain unchanged and are hereby ratified by the Corporation and the Executive.

                                       BANK:


                                       By: /s/
                                          -------------------------------------
                                            Its Chairman


                                       By: /s/
                                          -------------------------------------
                                            Its Secretary


                                       EXECUTIVE:

                                        /s/
                                       ----------------------------------------

                       EXECUTIVE SALARY CONTINUATION AGREEMENT


    THIS AGREEMENT, made and entered into this 8/20 day of 1985, by and between Signal Bank, Inc., a corporation organized and existing under the laws of the State of Minnesota (hereinafter called the Corporation), and John C. Dorsey (hereinafter called the Executive).

    W I T N E S S E T H:

    WHEREAS, the Executive is in the employ of the Corporation serving as its Executive Vice President; and

    WHEREAS, the experience of the Executive, his knowledge of the affairs of the Corporation, his reputation and contacts in the industry are so valuable that assurance of his continued service is essential for the future growth and profits of the Corporation and it is in the best interests of the Corporation to arrange terms of continued employment for the Executive so as to reasonably assure his remaining in the Corporation's employment during his lifetime or until the age of retirement; and

    WHEREAS, the Executive is willing to continue in the employ of the Corporation provided the Corporation agrees to pay to him or his beneficiaries certain benefits in accordance with the terms and conditions hereinafter set forth;

    NOW, THEREFORE, in consideration of the services to be performed in the future as well as the mutual promises and covenants herein contained, it is agreed as follows:

                                      ARTICLE 1.

    1.1) Employment - The Corporation agrees to employ the Executive in such capacity as the Corporation may from time to time determine. The Executive will continue in the employ of the Corporation in such capacity and with such duties and responsibilities as may be assigned to him, and with such compensation as may be determined from time to time by the Board of Directors of the Corporation.

    1.2) FULL EFFORTS - The Executive agrees to devote his full time and attention exclusively to the business and affairs of the Corporation, except during vacation periods, and to use his best efforts to furnish faithful and satisfactory services to the Corporation.

    1.3) FRINGE BENEFITS - The salary continuation benefits provided by this Agreement are granted by the Corporation as a fringe benefit to the Executive and are not part of any salary reduction plan or any arrangement deferring a bonus or a salary increase. The Executive has no option to take any current payment or bonus in lieu of these salary continuation benefits.

                                      ARTICLE 2.

    2.1) RETIREMENT - If the Executive shall continue in the employment of the Corporation until he attains the age of sixty-five (65), he may retire from active daily employment as of the first day of the month next following attainment of age sixty-five (65) or upon such later date as may be mutually agreed upon by the Executive and the Corporation.

    2.2) PAYMENT - The Corporation agrees that upon such retirement it will pay to the Executive the annual sum of Forty thousand Dollars ($ 40,000 ) payable monthly on the first day of each month following such retirement until he attains the age of seventy-eight (78); subject to the conditions and limitations
hereinafter set forth.  The  Forty thousand   Dollars ($ 40,000 ) annual payment
amount may be adjusted as of the first year in which it is to be paid to reflect changes in the federally determined cost-of-living index and may be adjusted annually for each payment year thereafter to reflect further changes in said federally determined cost-of-living index. However, the Corporation is not obligated hereunder to make any such adjustment.

    2.3) DEATH BENEFIT - The Corporation agrees that if the Executive shall so retire, but shall die before receiving the full amount of monthly payments to which he is entitled hereunder, it will continue to make such monthly payments to the Executive's designated beneficiary for the remaining period. If the Executive is not survived by any designated beneficiary said payments shall be made to the duly qualified personal representative, executor or administrator of his estate.

                                      ARTICLE 3.

    3.1) CONSULTING - It is mutually agreed that during the thirteen (13) year period following retirement from active daily employment upon attainment of age sixty-five (65) or such later date as may be mutually agreed upon, the Executive shall, at the option and request of the Corporation, be available at reasonable times and places as may be mutually agreed upon, to render services to the senior executives of the Corporation at its offices in an advisory or consulting capacity.

    3.2) INFORMED - The Executive will keep himself informed concerning the affairs of the Corporation through reports which the Corporation will supply, and such other means as may be agreed upon. The Executive shall not be required to travel from whatever place he may be then living or staying for the purposes of such consultation unless all expense incurred by him shall be paid by the Corporation.

    3.3) DISABILITY - Breach of this condition shall not be considered to have occurred if the Executive is unable to consult because of his mental or physical disability.

    3.4) NOT EMPLOYEE - In furnishing such consultative services, the Executive shall not be an employee of the Corporation, but shall act in the capacity of an independent contractor.

    3.5) NO COMPETITION - In the event the Corporation exercises its option to have the Executive perform consulting services as provided in paragraph 3.1 hereof then during the said thirteen (13) year period following retirement from active daily employment, the Executive shall not become the owner of, nor engage, directly or indirectly, in any business which is substantially similar to or competes with the business of the Corporation, either as proprietor, partners, stockholder, officer, director, employee or otherwise, within an area of one hundred (100) miles from the City of Minneapolis, Minnesota, unless the Corporation has first consented in writing thereto.

    3.6) FORFEITURE - The payments provided under Article 2 are conditioned upon the Executive fulfilling the foregoing requirements of this Article 3 and, in the event the Executive shall at any time materially breach the foregoing requirement, the Board of Directors of the Corporation may, by a Resolution, at any regular or special meeting, suspend or eliminate payment during the period of such breach. What constitutes a material breach shall be within the sole determination of the Board of Directors.

    3.7) TERMINATION OF PAYMENTS - In the event the Board of Directors by such a Resolution terminates further payments to the Executive as provided in this
Article 3, all amounts then remaining unpaid under this Agreement shall be forfeited and the Corporation shall have no further liability to the Executive or any other persons hereunder.

                                      ARTICLE 4.

    4.1) DEATH PRIOR TO RETIREMENT - In the event the Executive should die while actively employed by the Corporation at anytime after the date of this Agreement but prior to his attaining the age of sixty-five (65) years, the Corporation will pay the annual sum of Forty thousand Dollars ($ 40,000 ) per year, to the Executive's designated beneficiary in equal monthly installments for a period of one hundred twenty (120) months. If the Executive is not survived by any designated beneficiary, said payment shall be made to the duly qualified personal representative, executor or administrator of his estate. The said monthly payments shall begin the first day of the month following the month of the decease of the Executive. The Corporation's obligation to make payments under this paragraph is contingent upon the Corporation receiving the insurance benefits payable as a result of the Executive's death.

    4.2) DISABILITY PRIOR TO RETIREMENT - In the event the Executive should become disabled while actively employed by the Corporation at any time after the date of this Agreement but prior to his attaining the age of sixty-five (65) years, the Executive will be considered to be one hundred percent (100%) vested in the amount set forth in Schedule A attached hereto and made a part hereof. Said amount shall be paid to the Executive in a lump sum within three (3) months of the determination of disability. Said payment shall be in lieu of any other retirement benefits under this Agreement. For purposes of this paragraph, the definition of the term "disability" shall be the same as required for eligibility for disability payments under the Social Security Act.

                                      ARTICLE 5.

    5.1) VOLUNTARY TERMINATION OF SERVICE OR DISCHARGE - In the event that the employment of the Executive shall be terminated, either voluntarily or involuntarily, as a result of any illegal or fraudulent actions or any voluntary actions determined to be detrimental to the interests of the Corporation, which determination shall be made in the sole discretion of the Board of Directors, prior to his attaining the age of sixty-five (65) years, this Agreement shall terminate upon the date of such termination of employment and no benefits or payments of any kind shall be made hereunder.

    5.2) OTHER TERMINATION OF SERVICE - The Corporation reserves the right to terminate the employment of the Executive at any time prior to retirement. In the event that the employment of the Executive shall terminate prior to his attaining age sixty-five (65), other than for reasons stated in Section 5.1 hereof, or by reason of his disability or his death, then this Agreement shall terminate upon the date of such termination of employment. Provided, however, that the Executive shall be entitled to the following benefits under the following circumstances:

    (01) If the Executive has been employed by the Corporation for a period of at least three (3) continuous years, the Executive will be considered to be vested in thirty percent (30%) of the amount set forth in Schedule A attached hereto and made a part hereof and shall become vested in an additional ten percent (10%) of said amount for each succeeding year thereafter until he becomes one hundred percent (100%) vested. If the Executive's employment is terminated under the provisions of this Section 5.2, the Corporation will pay the Executive's vested amount upon such terms and conditions and commencing at such time as the Corporation shall determine, but in no event commencing later than age sixty-five (65).

    (02) Anything hereinabove to the contrary notwithstanding, if the Executive is not fully vested in the amount to which he is entitled under this plan, he will become fully vested in the event of a transfer in the controlling ownership or sale of the Corporation or its parent corporation and shall be entitled to the full amount, upon the terms and conditions hereof, if termination of employment thereafter occurs under this Section 5.2.

                                      ARTICLE 6.

    6.1) TERMINATION OF AGREEMENT BY REASON OF CHANGES IN LAW - The Corporation is entering into this Agreement upon the assumption that certain tax laws will continue in effect in substantially their current form. In the event of any changes in federal law relating to and allowing the tax-free accumulation of earnings within a life insurance policy, the income tax-free payment of proceeds from life insurance policies or the deduction from income of interest payments on certificates of deposit issued by banking institutions, the Corporation shall have an option to terminate or modify this Agreement. Provided, however, that the Executive shall be entitled to at least the same amount as he would have been entitled to under Section 4.2 relating to disability. The payment of said amount shall be made upon such terms and conditions and at such time as the Corporation shall determine, but in no event commencing later than age sixty-five (65).

                                      ARTICLE 7.

    7.1) ALIENABILITY - Neither the Executive, his spouse, nor any other beneficiary under this Agreement shall have any power or right to transfer, assign, anticipate, hypothecate, mortgage, commute, modify, or otherwise encumber in advance any of the benefits payable hereunder, nor shall any of said benefits be subject to seizure for the payment of any debts, judgements, alimony or separate maintenance, owned by the Executive or his beneficiary or any of them, or be transferable by operation of law in the event of bankruptcy, insolvency or otherwise. In the event the Executive or any beneficiary attempts assignment, commutation, hypothecation, transfer, or disposal of the benefit hereunder, the Corporation's liabilities shall forthwith cease and terminate.

                                      ARTICLE 8.

    8.1) PARTICIPATION IN OTHER PLANS - Nothing contained in this Agreement shall be construed to alter, abridge, or in any manner affect the rights and privileges of the Executive to participate in and be covered by any pension, profit sharing, group insurance, bonus or similar employee plans which the Corporation may now or hereafter have.

                                      ARTICLE 9.

    9.1) FUNDING - The Corporation reserves the absolute right, at its sole and exclusive discretion, either to fund the obligations of the Corporation undertaken by this Agreement or to refrain from funding the same, and to determine the extent, nature, and method of such funding. Should the Corporation elect to fund this Agreement, in whole or in part, through the medium of life insurance or annuities, or both, the Corporation shall be the owner and beneficiary of the policy. The Corporation reserves the absolute right, in its sole discretion, to terminate such life insurance or annuities, as well as any other funding program, at any time, in whole or in part. At no time shall the Executive be deemed to have any right, title, or interest in or to any specified assets or assets of the Corporation, including but not by way of restriction, any insurance or annuity contract or contracts or the proceeds therefrom.

    9.2) UNSECURED - Any such policy shall not in any way be considered to be security for the performance of the obligations of this Agreement. It shall be, and remain, a general, unpledged, unrestricted asset of the Corporation.

    9.3) COOPERATION - If the Corporation purchases a life insurance or annuity policy on the life of the Executive, he agrees to sign any papers that may be required for that purpose and to undergo any medical examination or tests which may be necessary.

    9.4) RIGHT AS CREDITOR - This Agreement shall not be construed as giving the Executive or his beneficiary any greater rights than those of any other unsecured creditor of the Corporation.

                                     ARTICLE 10.

    10.1) REORGANIZATION - The Corporation shall not merge or consolidate into or with another corporation, or reorganize, or sell substantially all of its assets to another corporation, firm, or person unless and until such succeeding or continuing corporation, firm, or person agrees to assume and discharge the obligations of the Corporation under this Agreement. Upon the occurrence of such event, the term "Corporation" as used in this Agreement shall be deemed to refer to such successor or survivor corporation.

                                     ARTICLE 11.

         11.1) BENEFITS AND BURDENS - This Agreement shall be binding upon and inure to the benefit of the Executive and his personal representatives, and the Corporation and any successor organization which shall succeed to substantially all of its assets and business.

                                     ARTICLE 12.

         12.1) NOT A CONTRACT OF EMPLOYMENT - This Agreement shall not be deemed to constitute a contract of employment between the parties hereto, nor shall any provision hereof restrict the right of the Corporation to discharge the Executive, or restrict the right of the Executive to terminate his employment.

         IN WITNESS WHEREOF, the Corporation has caused this Agreement to be duly executed by its President and its corporate seal affixed, duly attested by its Secretary, and the Executive has hereunto set his hand and seal at Minneapolis, Minnesota, the day and year first above written.

                                       BANK:


                                       By: /s/
                                          -------------------------------------
                                            Its:  President


                                       By: /s/
                                          -------------------------------------
                                            Its:  Executive Vice President

                                       EXECUTIVE:


                                        /s/
                                       ----------------------------------------
                                            John C. Dorsey

                                      SCHEDULE A




         Year of Termination             Amount in Which Vesting Occurs

                1                                     $  5,398
                2                                       11,361
                3                                       17,948
                4                                       25,226
                5                                       33,265
                6                                       42,146
                7                                       51,957
                8                                       62,796
                9                                       74,769
               10                                       87,996
               11                                      102,608
               12                                      118,750
               13                                      136,583
               14                                      156,283
               15                                      178,046
               16                                      202,087
               17                                      228,646
               18                                      257,986
               19                                      290,398